UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2016

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
1-8809	SCANA Corporation (a South Carolina corporation)	57-0784499
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) The board of directors of SCANA Corporation (the "Corporation") amended the Corporation's Bylaws effective December 30, 2016. The amendment created a new Section 7, titled "PROXY ACCESS FOR DIRECTOR NOMINATIONS," within Article 1 of the Bylaws.

This new section of the Bylaws sets forth eligibility and procedural requirements pertaining to nominees for election to the Corporation's board of directors that are proposed directly by a shareholder or shareholder group. These requirements include, among other things, delivery of certain timely and proper notices, continuous ownership, as of the date of the notice of nomination and during the three prior years, of at least three percent (3%) of the outstanding shares of common stock of the Corporation entitled to vote in the election of directors, and satisfaction by the nominating shareholder or group and by the nominee of certain additional requirements set forth in the new Bylaw section. The new Bylaw section also provides for the inclusion in the Corporation's annual proxy statement of information required by federal securities laws and regulations with respect to such nominees.

See Exhibit 99.01 for the text of the new Article I, Section 7 of the Corporation's Bylaws.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
Exhibits filed with this Current Report on Form 8-K are listed in the Exhibit Index following the signature page.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrant)

Date: January 5, 2017	By:	/s/James E. Swan, IV
James E. Swan, IV
Vice President and Controller

EXHIBIT INDEX
Number

99.01	Text of amendment to Bylaws of SCANA Corporation effective December 30, 2016 (Filed herewith)